UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 10, 2026

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

300 Tice Boulevard, Suite 290, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HDSN	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Directors

On April 10, 2026, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Hudson Technologies, Inc. (the “Company”) elected Alan Sheriff and Jeffrey R. Feeler to the Board, effective immediately. Mr. Sheriff’s term will expire at the Company’s annual meeting of stockholders expected to be held in June 2026 and Mr. Feeler’s term will expire at the Company’s annual meeting of stockholders expected to be held in June 2027. Mr. Sheriff has been initially appointed to serve on the Nominating and Governance Committee of the Board and Mr. Feeler has been initially appointed to serve on the Audit Committee of the Board as its Chair. There are no arrangements or understandings between Mr. Sheriff or Mr. Feeler and any other persons pursuant to which he was elected as a director. Upon the recommendation of the Nominating and Governance Committee, the Board has determined that Mr. Sheriff and Mr. Feeler each qualify as an independent director within the meaning of the listing standards of the Nasdaq Stock Market. Additionally, there are no transactions involving the Company and Mr. Sheriff or Mr. Feeler that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Sheriff, age 66, currently serves as Chief Executive Officer of Catalyst Capital Markets, a position he has held since May 2024. From January 2020 to July 2024, he was Vice Chairman of the Corporate & Institutional Bank of PNC Financial Services Group, the sixth largest bank in the country. Mr. Sheriff co-founded Solebury Capital, an independent equity capital markets advisory firm, in 2005 and served as its Co-Chief Executive Officer from 2005 until he retired at the end of 2020. Mr. Sheriff also served as a co-founder, director and sponsor of a successful SPAC franchise, Tailwind Acquisition Corp., that issued three SPACs for approximately $1 billion. Mr. Sheriff was responsible for developing comprehensive financing structures for three prospective SPAC mergers, two of which successfully closed. Mr. Sheriff has also served since November 2025 as a director of Tailwind 2.0 Acquisition Corp. (Nasdaq: TDWD). From September 2020 until April 2023, Mr. Sheriff previously served as a director of Tailwind Acquisition Corp. (NYSE: TWND) and Tailwind International Acquisition Corp (NYSE: TWNI). Prior to founding Solebury Capital, Mr. Sheriff held several senior-level positions at Credit Suisse First Boston, including serving as Co-Head of Equity Capital Markets for the Americas from 1999 to 2005. Mr. Sheriff also chaired Credit Suisse’s Equity Valuation Committee from 1999 to 2005 and sat on the firm’s Investment Banking Committee from 2001 to 2005. He began his career at Salomon Brothers Inc, where he worked from 1983-1992. Mr. Sheriff has more than forty years of comprehensive buy and sell-side finance experience spanning investment banking, capital raising, private and public equities, M&A and venture capital investing.

Mr. Feeler, age 56, currently serves as Principal of On Point Consulting Solutions, LLC, where he advises investors and boards of directors on strategy and transaction-related issues. He also currently serves as a director of Tetra Tech, Inc. (Nasdaq: TTEK) and two privately-held companies in the environmental sector. From 2013 to 2022, prior to the entity’s sale, he served as Chairman and Chief Executive Officer of US Ecology, Inc., a Nasdaq-listed environmental services company focused on industrial waste treatment, disposal, recycling and related industrial and emergency response services, where he held a variety of increasingly senior positions after joining that company in 2006. Prior thereto, Mr. Feeler worked in financial management positions at MWI Veterinary Supply, Inc., Albertsons Companies, Inc. and Hewlett Packard Enterprise Company. He began his career as an auditor with PricewaterhouseCoopers LLP. Mr. Feeler has over 30 years of experience as a business and finance leader, including over 20 years of experience in the waste treatment, disposal and recycling industries.

Mr. Sheriff and Mr. Feeler will be compensated in accordance with the Company’s standard non-employee director compensation policy. In addition, on April 10, 2026, Mr. Sheriff and Mr. Feeler each received a grant of 4,065 shares of Company common stock. Such share grants will vest immediately.

Resignation of Director

On April 10, 2026, in accordance with the Company’s Non-Executive Director Retirement Policy, the Board accepted an offer of resignation from Vincent P. Abbatecola, effective immediately. Mr. Abbatecola’s resignation was not the result of any disagreement with the Company as referenced in Item 5.02(a) of Form 8-K.

Appointment of Lead Independent Director

On April 10, 2026, in conjunction with the resignation from Vincent P. Abbatecola, the Company appointed Richard Parrillo as its Lead Independent Director, effective immediately.

Item 7.01.	Regulation FD Disclosure.

On April 13, 2026, the Company issued a press release announcing changes to its Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release issued April 13, 2026
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2026

HUDSON TECHNOLOGIES, INC.

By:	/s/ Brian J. Bertaux
Name:	Brian J. Bertaux
Title:	Chief Financial Officer & Secretary

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